AMENDMENT NO. 1 TO THE AGREEMENT TO MERGE
                -----------------------------------------


      THIS AMENDMENT NO. 1 to that certain Agreement to Merge the Businesses of Heine Securities Corporation, a Delaware corporation ("Heine"), Franklin Mutual Advisers, Inc. (f/k/a Elmore Securities Corporation), a Delaware corporation ("FMA"), and Franklin Resources, Inc., a Delaware corporation ("Franklin"), dated as of June 25, 1996 (the "Agreement"), is made and entered into as of the 28th day of August, 1996, by and among Heine, FMA, Franklin and Michael F. Price.

                          W I T N E S S E T H:
                          --------------------

      WHEREAS, pursuant to Section 2.5(b) of the Agreement, Franklin agreed to deposit 1.1 million shares of Franklin's common stock (the "Shares") in escrow with Weil, Gotshal & Manges LLP, as escrow agent (the "Escrow Agent"), to be held and applied in accordance with that certain Escrow Agreement, dated as of June 25, 1996, by and among Franklin, FMA and the Escrow Agent (the "Escrow Agreement");

      WHEREAS, the undersigned desire to amend the Agreement by deleting therefrom Franklin's agreement to have the Shares held in escrow and to substitute therefor FMA's agreement to deliver the Shares at the closing of the transaction contemplated by the Agreement; and

      WHEREAS, the undersigned desire to terminate the escrow created pursuant to the Escrow Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises, the undersigned hereby agree as follows:

      1. Section 2.5 of the Agreement is hereby amended by deleting therefrom the paragraph heading "(a)" appearing before the first paragraph thereof and by deleting in its entirety paragraph (b) thereof.

      2. Clause (c)(1) of Section 3.2 of the Agreement is hereby amended and restated in its entirety as follows:

            "a duly executed legended stock certificate representing 1,100,000 shares of Buyer Parent's
            Common Stock;".

      3. The Escrow Agreement and the escrow created thereby is hereby terminated and cancelled (except that the rights of the Escrow Agent contained in the Escrow Agreement including, without limitation, the Escrow Agent's right to indemnification thereunder, shall survive indefinitely, as provided in Section 20 thereof), and the Escrow Agent is hereby instructed to deliver the Shares to Franklin.

      4. Except as expressly amended hereby, the Agreement shall survive and continue pursuant to its terms, in full force and effect.

      5. This Amendment may not be amended or modified except pursuant to a writing signed by each of the undersigned and the Escrow Agent. This Amendment may be executed in multiple counterparts which, taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have, as appropriate, executed this Amendment or caused this Amendment to be executed by their respective duly authorized representatives, as of the 28th day of August, 1996.


                                    FRANKLIN RESOURCES, INC.


                                    By: /s/ Leslie M. Kratter
                                        ------------------------
                                          Name:  Leslie M. Kratter
                                          Title: Vice President


                                    FRANKLIN MUTUAL ADVISERS, INC.


                                    By: /s/ Leslie M. Kratter
                                        -------------------------
                                          Name:  Leslie M. Kratter
                                          Title: Vice President


                                    HEINE SECURITIES CORPORATION


                                    By: /s/ Michael F. Price
                                        ------------------------
                                          Name:  Michael F. Price
                                          Title: President


                                    /s/ Michael F. Price
                                    -----------------------------
                                    Michael F. Price




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